Exhibit 99.1

STATEMENT UNDER OATH OF
PRINCIPAL EXECUTIVE OFFICER REGARDING FACTS AND
CIRCUMSTANCES RELATING TO EXCHANGE ACT FILINGS

I, Sanford Miller, state and attest that:

(1) To the best of my knowledge, based upon a review of the covered reports of Budget Group, Inc., and, except as corrected or supplemented in a subsequent covered report:

•	no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

•	no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2) I have reviewed the contents of this statement with the Company’s audit committee.

(3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a “covered report”:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2001 of Budget Group, Inc.;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2002 of Budget Group, Inc., all reports on Form 8-K and all definitive proxy materials of Budget Group, Inc., filed with the Commission subsequent to the filing of the Form 10-K identified above; and

•	any amendments to any of the foregoing.

/s/ Sanford Miller Sanford Miller August 14, 2002	Subscribed and sworn to before me this 13 day of August, 2002.

/s/ Diana M. Lupoli Notary Public

My Commission Expires:

Diana M. Lupoli Notary Public State of New York No. 30-4931862 Qualified in Nassau County Commission Expires June 20, 2006